CONTACT:	Kim Detwiler
Vice President, Director of Corporate Communications Univest Corporation 215-721-8396 detwilerk@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION EXPANDS INSURANCE SUBSIDIARY THROUGH ACQUISITION OF B.G. BALMER & COMPANY, INC. OF CHESTER COUNTY

SOUDERTON, Pa, July 28, 2006 -- Univest Corporation of Pennsylvania (listed on NASDAQ: UVSP), Souderton, Pa., today announced the acquisition of B.G. Balmer & Company, Inc., a full-service insurance agency located in West Chester, Pa. The acquisition, completed on July 27, 2006, expands Univest’s growing insurance business and provides a prominent, competitive presence in Chester County. The agency’s office will continue to be located at US 202 and US 30 in the Glenloch Corporate Campus.

“Growth of the Univest Insurance business through acquisition continues to be a long term strategy, positioning Univest as a major provider in the industry,” said William S. Aichele, chairman, president and CEO of Univest Corporation. “Clearly, the reputation and credibility of the B.G. Balmer Company provides ideal expansion potential in the Chester County market where Univest has established a presence through the 2004 acquisition of the Donald K. Martin agency.”

B.G. Balmer & Co., Inc. was founded in 1962 by the late Barry G. Balmer. The agency offers property and casualty coverage, professional liability insurance, employee benefits, life, health and disability insurance, and risk management consulting to individuals, businesses and nonprofit organizations throughout the Delaware Valley. B.G. Balmer & Co., Inc.’s team of professionals is expected to join Univest Insurance.

“Barry was a committed community leader and a successful business entrepreneur who took great pride in helping local businesses and individuals with their insurance needs,” said Barbara Balmer, his wife. “I feel confident that Univest will carry on the Balmer tradition by providing excellent service to our insurance clients and by showing its commitment to our community as a corporate citizen.”

--more--

Page 2 - Univest Corporation
Univest acquires B.G. Balmer & Company, Inc.

Harbor Capital Advisories, Inc., the representing agency for B.G. Balmer, Inc., helped link the agency with Univest.

“We are pleased to have found an agency that complements Univest Insurance’s full line of solutions and shares our philosophy of delivering excellent service through one-on-one relationships with our clients,” adds Kenneth D. Hochstetler, president of Univest Insurance, Inc. “This acquisition provides significant opportunity to increase our presence in Chester County and competitively postures Univest Insurance to serve the needs of businesses and individuals in the marketplace.”

Univest Insurance, Inc. headquartered in Lansdale, Pa. is an independent insurance agency, providing property and casualty insurance, employee benefits, and life, health and disability insurance for individuals, businesses and nonprofit clients. Univest Insurance’s presence in Chester County was significantly enhanced in 2004 through the acquisition of Donald K. Martin & Co., a premier provider of insurance services to nonprofit, religious and commercial clients. Since becoming a division of Univest Insurance, the Donald K. Martin & Co. team has continued to serve clients from their office in West Chester.

Univest Corporation of Pennsylvania was founded in Souderton, Pa. and celebrates its 130th anniversary in 2006. Univest and its subsidiaries, Univest National Bank and Trust Co., Univest Insurance, Inc., and Univest Investments, Inc., provide support and leadership in their communities and offer a wide range of financial services to individuals, businesses, municipalities and non-profit organizations. Univest serves Bucks, Montgomery, and Chester counties through 34 financial service centers, 12 retirement community financial service centers, and 39 ATM locations.

# # #

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company's financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the company's filings with the Securities and Exchange Commission.